EXHIBIT 99.7

                           TERMINATION AGREEMENT


          THIS TERMINATION AGREEMENT (this "Termination Agreement") is entered into as of September 30, 2001, by and between McLeodUSA Incorporated, a Delaware corporation (the "Company"), and the entities listed on the signature page hereto under the caption "Purchasers" (each such entity, a "Purchaser" and collectively, the "Purchasers"). Capitalized terms used herein which are defined in the Exchange Agreement shall have the meanings set forth in the Exchange Agreement, unless otherwise defined herein.

          WHEREAS, the Company and the Purchasers (the Company and the Purchasers, collectively, the "Parties" and, individually, a "Party") entered into a Stock Purchase Agreement, dated as of August 30, 1999, as amended (the "1999 Stock Purchase Agreement"), pursuant to which the Company sold to the Purchasers and the Purchasers purchased from the Company (i) an aggregate of 275,000 shares of the Company's Series B Preferred Stock, par value $.01 per share, and (ii) an aggregate of 125,000 shares of the Company's Series C Preferred Stock, par value $.01 per share;

          WHEREAS, the Parties have agreed to enter into an Exchange Agreement, dated as of September 30, 2001 (the "Exchange Agreement"), and, upon the terms and subject to the conditions set forth in the Exchange Agreement,

          (i) the Company wishes to issue to the Purchasers (x) an aggregate of 275,000 shares of the Company's Series D Preferred Stock, par value $.01 per share, in exchange for all of the outstanding shares of the Company's Series B Preferred Stock, par value $.01 per share, held by the Purchasers and (y) an aggregate of 125,000 shares of the Company's Series E Preferred Stock, par value $.01 per share, in exchange for all of the outstanding shares of the Company's Series C Preferred Stock, par value $.01 per share, held by the Purchasers, and

          (ii) the Purchasers wish to consummate the foregoing exchanges;
               and

          WHEREAS, in connection with entering into the Exchange Agreement, the Parties wish to terminate the 1999 Stock Purchase Agreement and have agreed to enter into this Termination Agreement.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   TERMINATION

          The 1999 Stock Purchase Agreement shall be terminated in its entirety upon consummation of the transaction contemplated by the Exchange Agreement (including, without limitation, the due filing of the Certificates of Designation with the Secretary of State of the State of Delaware in accordance with the laws of the State of Delaware and the delivery of certificates in accordance with Section 1.2(b) of the Exchange Agreement), and shall thereafter be of no further force and effect. The Parties agree and confirm that there are no unsatisfied obligations of any of the Parties under the 1999 Stock Purchase Agreement except as provided for in SECTION 2.


2.   REMAINING OBLIGATIONS OF THE PARTIES


     2.1. OBLIGATIONS PURSUANT TO THE 1999 STOCK PURCHASE AGREEMENT

          It is understood by the Parties that Sections 6.2, 8.2 (other than the second sentence therein), 8.3, 8.13, 8.14 and 8.15 of the 1999 Stock Purchase Agreement shall survive the termination of the 1999 Stock Purchase Agreement.


     2.2. OBLIGATIONS REGARDING THE EXCHANGE AGREEMENT

          It is understood by the Parties that concurrently with the execution of this Termination Agreement the Parties will cause the execution of the Exchange Agreement.


3.   MUTUAL RELEASE AND INDEMNITY

          Upon consummation of the transactions contemplated by the Exchange Agreement, each of the Parties hereby shall release and forever discharge the other Parties, and their heirs, successors and assigns, from any and all claims, obligations or liabilities, whether now or hereafter existing, relating to the 1999 Stock Purchase Agreement except as provided for in SECTION 2, and shall agree to indemnify and hold harmless the other Parties from any claim or assertion of obligations or liabilities made by or on behalf of such releasing and indemnifying Party.


4.   MISCELLANEOUS

     4.1. BINDING EFFECT

          This Termination Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

     4.2. GOVERNING LAW

          THIS TERMINATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.


     4.3. SUBMISSION TO JURISDICTION

          Each of the Parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any litigation arising out of or relating to this Termination Agreement and the transactions contemplated hereby and thereby (and agrees not to commence any litigation relating hereto or thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Termination Agreement shall be effective service of process for any litigation brought against it in any such court. Each of the Parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Termination Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.


     4.4. WAIVER OF JURY TRIAL

          THE COMPANY AND THE PURCHASERS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS TERMINATION AGREEMENT.


     4.5. NOTICES

          All notices, requests, consents and other communications hereunder to any Party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such Party at the address set forth below or such other address as may hereafter be designated in writing by such Party to the other Parties:

          (i)  if to the Company, to:

               McLeodUSA Incorporated
               McLeodUSA Technology Park
               6400 C Street SW
               PO Box 3177
               Cedar Rapids, Iowa  52406-3177
               Telecopy No.:  (319) 790-7901
               Attention:  Randall Rings, Esq.
                           Group Vice President and Chief Legal Officer

               with a copy to (which shall not constitute notice):

               Hogan & Hartson L.L.P.
               Columbia Square
               555 Thirteenth Street, N.W.
               Washington, D.C.  20004
               Telecopy No.:  (202) 637-5910
               Attention:  Joseph G. Connolly, Jr., Esq.

          (ii) if to the Purchasers, to:

               c/o Forstmann Little & Co.
               767 Fifth Avenue
               New York, NY  10153
               Telecopy No.:  (212) 759-9059
               Attention:  Thomas Lister

               with a copy to:

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, NY  10004
               Telecopy No.:  (212) 859-8587
               Attention:  Robert C. Schwenkel, Esq.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice).


     4.6. EXECUTION

          This Termination Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                                   * * *

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Termination Agreement as of the date first above written.



PURCHASERS

FORSTMANN LITTLE & CO. EQUITY PARTNERSHIP-V, L.P.

By:   FLC XXX Partnership, L.P.
      its general partner

      By:  /s/ Winston W. Hutchins
         -----------------------------------
         Winston W. Hutchins,
         a general partner


FORSTMANN LITTLE & CO. SUBORDINATED DEBT AND EQUITY
MANAGEMENT BUYOUT PARTNERSHIP-VI, L.P.

By:   FLC XXIX Partnership, L.P.
      its general partner

      By:  /s/ Winston W. Hutchins
         -----------------------------------
         Winston W. Hutchins,
         a general partner


FORSTMANN LITTLE & CO. SUBORDINATED DEBT AND EQUITY
MANAGEMENT BUYOUT PARTNERSHIP-VII, L.P.

By:   FLC XXXIII Partnership, L.P.
      its general partner

      By:  /s/ Winston W. Hutchins
         -----------------------------------
         Winston W. Hutchins,
         a general partner


MCLEODUSA INCORPORATED


      By:  /s/ Stephen C. Gray
         -----------------------------------
         Name:  Stephen C. Gray
         Title: President and Chief Executive Officer